Exhibit 99.1

U.S. Auto Parts Reports Fourth Quarter and Full Year 2017 Results

CARSON, Calif. - March 8, 2018 - U.S. Auto Parts Network, Inc. (NASDAQ: PRTS), one of the largest online providers of aftermarket automotive parts and accessories, reported results for the fourth quarter and fiscal year ended December 30, 2017. All information and data are from continuing operations, which exclude the AutoMD operating segment unless specifically noted.

Fourth Quarter 2017 Summary vs. Year-Ago Quarter

•	Net sales were $68.5 million compared to $71.1 million.

•	Gross margin increased 20 basis points to 30.3%.

•	Net loss was $4.1 million or $(0.12) per share, compared to a net loss of $0.2 million or $(0.01) per share.

•	Adjusted EBITDA (a non-GAAP measure defined below) increased 10% to $2.8 million.

•	Conversion rate increased 20 basis points to 2.1% versus year-ago quarter

•	Customer acquisition cost decreased 7% to $7.14

Full Year 2017 Summary vs. 2016

•	Net sales were $303.4 million compared to $303.3 million.

•	Gross margin was 29.6% compared to 30.3%.

•	Net income increased to $24.6 million, or $0.62 per diluted share, compared to net income of $3.0 million, or $0.08 per diluted share.

•	Adjusted EBITDA increased to $14.2 million compared to $14.0 million.

•	Total online orders increased 6% to 3,632,000 orders.

Management Commentary
“In Q4, our continued focus on profitability led to another double-digit increase in adjusted EBITDA, as well as the highest gross margin quarter in 2017,” said Aaron Coleman, CEO of U.S. Auto Parts. “Throughout 2017, we experienced a shift in channel mix with our online marketplaces gaining significant momentum which has been offset by a decrease in our e-commerce channel. To address the channel mix trends we managed expenses to maintain profitability and developed a strategy to improve the customer experience and re-accelerate e-commerce sales.”

“We have deployed a number of customer experience initiatives in the first quarter which have recently resulted in a material impact on conversion. We are encouraged by these recent trends as they reinforce our customer experience strategy and we expect to roll out similar initiatives across all of our key sites in 2018. In addition, we are excited about the growing opportunity in the marketplace channels to expose our value proposition to new customers.”

Exhibit 99.1

Fourth Quarter 2017 Financial Results
Net sales in the fourth quarter of 2017 were $68.5 million down 4% compared to $71.1 million in the year-ago quarter. The decrease was largely driven by an 18% decrease in e-commerce sales, partially offset by a 26% increase in online marketplace sales to $24.5 million.

Gross profit in the fourth quarter of 2017 was $20.8 million compared to $21.4 million in the year-ago quarter. As a percentage of net sales, gross profit increased 20 basis points to 30.3% compared to 30.1%. The increase in gross profit margin was primarily driven by a higher mix of private label sales, which was 72% of net sales compared to 68% in the year-ago quarter.

Total operating expenses in the fourth quarter decreased 5% to $20.2 million compared to $21.3 million in the year-ago quarter. As a percentage of net sales, operating expenses decreased 50 basis points to 29.4% compared to 29.9% in the year-ago quarter primarily as a result of lower call center and marketing expenses.

Net loss in the fourth quarter was $4.1 million, or $(0.12) per share, compared to a net loss of $0.2 million, or $(0.01) per share in the year-ago quarter. The $4.1 million net loss for the quarter included a $4.2 million income tax expense due to the change in the valuation allowance in addition to the impacts of the Tax Cuts and Jobs Act.

Adjusted EBITDA in the fourth quarter of 2017 increased 10% to $2.8 million, compared to $2.5 million in the same period of 2016, primarily driven by the aforementioned increase in gross margin and judicious cost management.

At December 30, 2017, cash and cash equivalents totaled $2.9 million compared to $2.7 million at December 31, 2016. The Company also had no revolver debt at each of December 30, 2017 and December 31, 2016.

Key Operating Metrics

	Q4 2017	Q4 2016	Q3 2017
Conversion Rate [1]	2.08%	1.87%	1.99%
Customer Acquisition Cost [1]	$7.14	$7.64	$6.95
Unique Visitors (millions) [1]	20.1	27.9	23.1
Number of Orders - E-commerce only (thousands)	419	521	460
Number of Orders - Online Marketplace (thousands)	395	319	455
Total Number of Internet Orders (thousands)	814	840	915
Revenue Capture (% Sales) [2]	86.1%	85.2%	85.6%
Average Order Value - E-commerce only	$100	$99	$99
Average Order Value - Online Marketplace	$67	$66	$64
Average Order Value - Total Internet Orders	$82	$86	$82

1.	Excludes online marketplaces and media properties (e.g. AutoMD).

2.
Revenue capture is the amount of actual dollars retained after taking into consideration returns, payment capture and product fulfillment and excludes online marketplaces and media properties (e.g. AutoMD).

Exhibit 99.1

Full Year Financial Results
Net sales in 2017 increased to $303.4 million compared to $303.3 million in 2016.

Gross profit in 2017 was $89.7 million compared to $92.0 million in 2016. As a percentage of net sales, gross profit decreased 70 basis points to 29.6% compared to 30.3%.

Total operating expenses in 2017 decreased to $85.0 million compared to $87.8 million in 2016. As a percentage of net sales, operating expenses were 28.1% compared to 29.0%.

Net income in 2017 increased significantly to $24.6 million, or $0.62 per diluted share, compared to net income of $3.0 million, or $0.08 per diluted share in 2016. The $24.6 million net income for the year included a $21.5m income tax benefit due to the change in valuation allowance in addition to the impacts of the Tax Cuts and Jobs Act.

Adjusted EBITDA in 2017 was $14.2 million compared to $14.0 million in 2016. As a percentage of net sales, adjusted EBITDA was 4.7% compared to 4.6%.

2018 Outlook
U.S. Auto Parts continues to expect net sales to increase low single digits on a percentage basis compared to 2017. The company also expects adjusted EBITDA to range between $14.5 million and $16.0 million compared to $14.2 million in 2017. U.S. Auto Parts is not including a reconciliation of adjusted EBITDA guidance to projected net income due to the high variability and difficulty in making accurate long-term forecasts and projections of net operating loss carryforwards which have a significant impact on future net income results. As a result, U.S. Auto Parts is unable to quantify its projected net income without unreasonable efforts.

Conference Call
U.S. Auto Parts will conduct a conference call today at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to discuss its financial results for the fourth quarter and full year ended December 30, 2017.

The company’s CEO Aaron Coleman and CFO Neil Watanabe will host the conference call, followed by a question and answer period.

Date: Thursday, March 8, 2018
Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)
Toll-free dial-in number: 877-407-9039
International dial-in number: 201-689-8470
Conference ID: 13676067

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at 1-949-574-3860.

The conference call will be broadcast live and available for replay via the investor relations section of the company’s website at www.usautoparts.net.

A telephone replay of the conference call will also be available on the same day through March 22, 2018.

Toll-free replay number: 844-512-2921
International replay number: 412-317-6671
Replay ID: 13676067

Exhibit 99.1

About U.S. Auto Parts Network, Inc.
Established in 1995, U.S. Auto Parts is a leading online provider of automotive aftermarket parts, including collision, engine, and performance parts and accessories. Through the Company’s network of websites, U.S. Auto Parts provides individual consumers with a broad selection of competitively priced products, all mapped by a proprietary database with applications based on vehicle makes, models and years. U.S. Auto Parts’ flagship websites include www.autopartswarehouse.com, www.carparts.com, and www.jcwhitney.com as well as the Company's corporate website at www.usautoparts.net. U.S. Auto Parts is headquartered in Carson, California.

Non-GAAP Financial Measures
Regulation G, and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA,” which is a non-GAAP financial measure. Adjusted EBITDA consists of net income before (a) interest expense, net; (b) income tax provision; (c) depreciation and amortization expense; (d) amortization of intangible assets; and (e) share-based compensation expense.
The Company believes that this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.
Management uses Adjusted EBITDA as one measure of the Company’s operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of stock compensation expense, as well as items that are not expected to be recurring. Internally, this non-GAAP measure is also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; and for evaluating the effectiveness of operational strategies. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate the ongoing operations of companies in our industry.
This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

Exhibit 99.1

Safe Harbor Statement
This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, the Company’s expectations regarding its future operating results and financial condition, impact of changes in our key operating metrics, our potential growth and our liquidity requirements. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, competitive pressures, our dependence on search engines to attract customers, demand for the Company’s products, the online market for aftermarket auto parts, the economy in general, increases in commodity and component pricing that would increase the Company’s product costs, the operating restrictions in our credit agreement, the weather, and any other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.usautoparts.net and the SEC’s website at www.sec.gov.  You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Company Contacts:
Neil T. Watanabe, Chief Financial Officer
U.S. Auto Parts Network, Inc.
(424) 702-1455 x127
nwatanabe@usautoparts.com

Investor Relations:
Cody Slach or Sean Mansouri
Liolios
949-574-3860
PRTS@liolios.com

Exhibit 99.1

Summarized information for our continuing operations for the periods presented is as follows (in millions):

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016
Net sales	$68.52	$71.13	$303.37	$303.32
Gross profit	$20.75	21.44	$89.66	$92.05
	30.3%	30.1%	29.6%	30.3%
Operating expenses	$20.16	$21.30	$85.03	$87.78
	29.4%	29.9%	28.0%	28.9%
Income from operations	$0.59	$0.15	$4.64	$4.27
	0.9%	0.2%	1.5%	1.4%
Income from continuing operations	$(4.08)	$(0.20)	$24.57	$2.97
	(6.0)%	(0.3)%	8.1%	1.0%
Adjusted EBITDA	$2.79	$2.53	14.21	$14.02
	4.1%	3.6%	4.7%	4.6%

The table below reconciles (loss) income from continuing operations to Adjusted EBITDA for the periods presented (in thousands):

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016

(Loss) income from continuing operations	$(4,079)	$(195)	$24,574	$2,973
Depreciation & amortization	1,507	1,640	6,397	6,351
Amortization of intangible assets	48	113	319	449
Interest expense, net	407	344	1,647	1,219
Taxes	4,264	13	(21,540)	100
EBITDA	$2,147	$1,915	$11,397	$11,092
Stock comp expense	$643	$611	$2,816	$2,932
Adjusted EBITDA	$2,790	$2,526	$14,213	$14,024

U.S. Auto Parts is not including a reconciliation of adjusted EBITDA guidance to projected net income due to the high variability and difficulty in making accurate long-term forecasts and projections of net operating loss carryforwards which have a significant impact on future net income results. As a result, U.S. Auto Parts is unable to quantify its projected net income without unreasonable efforts.

Exhibit 99.1

The table below represents our earnings per share (in thousands, except for per share data):

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016

Net income (loss) per share:
Numerator:
(Loss) income from continuing operations	$(4,079)	$(195)	$24,574	$2,973
Dividends on Series A Convertible Preferred Stock	(40)	(61)	(189)	(241)
Income from continuing operations available to common shares	$(4,119)	$(256)	$24,385	$2,732
Denominator:
Weighted-average common shares outstanding (basic)	35,070	34,878	35,192	34,765
Common equivalent shares from common stock options, preferred stock and warrants	—	—	4,442	1,442
Weighted-average common shares outstanding (diluted)	35,070	34,878	39,634	36,207
Basic net (loss) income from continuing operations per share	$(0.12)	$(0.01)	$0.69	$0.08
Diluted net (loss) income from continuing operations per share	$(0.12)	$(0.01)	$0.62	$0.08

Exhibit 99.1

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE OPERATIONS
(Unaudited, in Thousands, Except Per Share Data)

	Thirteen Weeks Ended		Year Ended
	December 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016
Net sales	$68,518	$71,127	$303,366	$303,324
Cost of sales (1)	47,766	49,684	213,706	211,277
Gross profit	20,752	21,443	89,660	92,047
Operating expenses:
Marketing	9,255	9,728	39,293	41,104
General and administrative	4,226	4,306	17,612	17,629
Fulfillment	5,495	5,683	23,090	22,975
Technology	1,139	1,467	4,711	5,625
Amortization of intangible assets	48	113	319	449
Total operating expenses	20,163	21,297	85,025	87,782
Income from operations	589	146	4,635	4,265
Other income (expense):
Other income, net	4	21	54	46
Interest expense	(408)	(349)	(1,655)	(1,238)
Total other expense, net	(404)	(328)	(1,601)	(1,192)
Income (loss) before income taxes	185	(182)	3,034	3,073
Income tax (benefit) provision	4,264	13	(21,540)	100
Income (loss) from continuing operations	(4,079)	(195)	24,574	2,973
Discontinued operations (2)
Loss from operations and disposal of discontinued AutoMD operation	—	(1,719)	(558)	(3,875)
Income tax (benefit) provision	—	—	1	(299)
Loss on discontinued operations	—	(1,719)	(559)	(3,576)
Net income (loss)	(4,079)	(1,914)	24,015	(603)

Other comprehensive income (loss):
Foreign currency translation adjustments	(24)	38	(18)	9
Actuarial gain (loss) on defined benefit plan	20	110	20	110
Unrealized loss on investments	(1)	(2)	(1)	(2)
Total other comprehensive income (loss)	$(5)	$146	$1	$117
Comprehensive income (loss)	$(4,084)	$(1,768)	$24,016	$(486)
Basic net income (loss) per share	$(0.12)	$(0.01)	$0.69	$0.08
Diluted net income (loss) per share	$(0.12)	$(0.01)	$0.62	$0.08
Weighted average common shares outstanding:
Shares used in computation of basic income (loss) from continuing operations per share	35,070	34,878	35,192	34,765
Shares used in computation of diluted income (loss) from continuing operations per share	35,070	34,878	39,634	36,207

(1)	Excludes depreciation and amortization expense which is included in marketing, general and administrative and fulfillment expense.

Exhibit 99.1

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited, In Thousands, Except Par and Liquidation Value)

	December 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$2,850	$6,643
Short-term investments	9	30
Accounts receivable, net	2,470	3,266
Inventory	54,231	50,904
Other current assets	2,972	2,815
Total current assets	62,532	63,658
Deferred income taxes	21,476	—
Property and equipment, net	15,085	16,478
Intangible assets, net	651	969
Other non-current assets	954	1,029
Total assets	$100,698	$82,134
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$35,999	$33,697
Accrued expenses	7,363	6,860
Revolving loan payable	—	—
Current portion of capital leases payable	579	542
Customer deposits	2,500	3,718
Other current liabilities	2,457	1,972
Total current liabilities	48,898	46,789
Capital leases payable, net of current portion	9,173	9,770
Deferred income taxes	—	156
Other non-current liabilities	2,266	2,097
Total liabilities	60,337	58,812
Commitments and contingencies
Stockholders’ equity:
Series A convertible preferred stock, $0.001 par value; $1.45 per share liquidation value or aggregate of $6,017; 4,150 shares authorized; 2,771 and 4,150 shares issued and outstanding at December 30, 2017 and December 31, 2016, respectively	3	4
Common stock, $0.001 par value; 100,000 shares authorized; 34,666 and 34,623 shares issued and outstanding at December 30, 2017 and December 31, 2016, respectively (of which 2,525 and 445 are treasury stock, respectively)	37	35
Treasury stock	(7,146)	(1,376)
Additional paid-in capital	179,906	180,153
Accumulated other comprehensive income	557	557
Accumulated deficit	(132,996)	(156,520)
Total stockholders’ equity	40,361	22,853
Noncontrolling interest	—	469
Total equity	40,361	23,322
Total liabilities and stockholders’ equity	$100,698	$82,134

Exhibit 99.1

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, In Thousands)

	Year Ended
	December 30, 2017	December 31, 2016
Operating activities
Net income (loss)	$24,015	$(603)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization expense	6,397	7,510
Amortization of intangible assets	319	482
Deferred income taxes	(21,476)	(838)
Share-based compensation expense	2,842	3,131
Stock awards issued for non-employee director service	9	9
Impairment loss on intangible assets	—	1,130
Amortization of deferred financing costs	32	70
Gain from disposition of assets	(8)	—
Changes in operating assets and liabilities:
Accounts receivable	796	(30)
Inventory	(3,327)	312
Other current assets	(292)	(255)
Other non-current assets	40	203
Accounts payable and accrued expenses	2,725	7,906
Other current liabilities	(712)	1,775
Other non-current liabilities	274	769
Net cash provided by operating activities	11,634	21,571
Investing activities
Additions to property and equipment	(4,896)	(6,353)
Proceeds from sale of property and equipment	39	—
Cash paid for intangibles	—	(125)
Proceeds from sale of marketable securities and investments	—	1
Net cash used in investing activities	(4,857)	(6,477)
Financing activities
Proceeds from revolving loan payable	3,835	13,727
Payments made on revolving loan payable	(3,835)	(25,485)
Minority shareholder redemption	(2,486)	—
Payments on capital leases	(561)	(587)
Treasury stock purchases	(5,823)	(1,387)
Statutory tax withholding payment for share-based compensation	(1,644)	(969)
Proceeds from exercise of stock options	258	908
Payment of liabilities related to financing activities	(100)	(100)
Preferred stock dividends paid	(209)	(61)
Net cash (used in) provided by financing activities	(10,565)	(13,954)
Effect of exchange rate changes on cash	(5)	(34)
Net change in cash and cash equivalents	(3,793)	1,106
Cash and cash equivalents, beginning of period	$6,643	$5,537
Cash and cash equivalents, end of period	$2,850	$6,643
Supplemental disclosure of non-cash investing and financing activities:
Accrued asset purchases	$831	$744
Property acquired under capital lease	$—	$211
Preferred stock dividends declared and not paid	$—	$60
Unrealized loss on investments	$—	$(2)
Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$78	$89
Cash paid during the period for interest	$1,536	$1,077